UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

132 Turnpike Road Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 5, 2018, Virtusa Corporation (the “Company”) purchased multiple foreign currency forward contracts designed to hedge fluctuation in the Indian rupee against the U.S. dollar and U.K. pound sterling. The U.S. dollar contracts have an aggregate notional amount of approximately 2,684,991,000 Indian rupees (approximately $38,303,540) and have an average settlement rate of 69.80 Indian rupees. The U.K. pound sterling contracts have an aggregate notional amount of approximately 1,323,484,953 Indian rupees (approximately £13,887,624) and have an average settlement rate of 94.67 Indian rupees. These contracts will expire at various dates during the 18 months period ending on December 31, 2019. The Company will be obligated to settle these contracts based upon the Reserve Bank of India’s published Indian rupee exchange rates. Based on the U.S. dollar to U.K. pound sterling spot rate on June 5, 2018 of $1.33495, the blended weighted average Indian rupee rate associated with both the U.S. dollar and U.K. pound sterling contracts would be approximately 70.52 Indian rupees per U.S. dollar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: June 8, 2018	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)